(ATARI LOGO)
ATARI, INC.
417 Fifth Avenue                                                    Exhibit 99.1
New York, NY 10016
www.atari.com                                                      FOR IMMEDIATE
                                                                         RELEASE


                                                  Contact:  Ryan Barr
                                                            Atari, Inc
                                                            212-726-6996
                                                            Ryan.Barr@atari.com

                 ATARI REPORTS FISCAL 2004 THIRD QUARTER RESULTS

NEW YORK - FEBRUARY 2, 2004 - ATARI, INC. (NASDAQ: ATAR), a leading global publisher and developer of interactive entertainment, today announced results for the fiscal 2004 third quarter and the nine months ended December 31, 2003.

Net revenue for the third quarter ended December 31, 2003, was $190.6 million compared to $210.6 million in the comparable year-earlier period. Publishing net revenue was $174.4 million compared to $179.8 million in the prior December quarter, while distribution revenue was $16.2 million compared to $30.8 million in the comparable year-earlier quarter. Revenue for the quarter was supported by a variety of titles, including Dragon Ball Z: Budokai 2 (PS2), Dragon Ball Z:
Taiketsu (GBA), Beyblade: Ultimate Blader Jam (GBA), Backyard Basketball (PS2), Yu Yu Hakusho: Spirit Detective (GBA), and Neverwinter Nights: Hordes of the Underdark (PC), among others. The decline in net revenues was largely attributable to lower replenishment orders over the holiday season and the Company's decision to reduce its third-party distribution operations. Despite a softer than anticipated holiday selling season, Atari improved its market share when compared with the 2002 period, finishing the calendar year as the #4 independent video game publisher, up from #5 in 2002, according to the most recent NPD Funworld(R) data. Additionally, Atari maintained its position as the #3 ranked PC Games publisher in 2003, according to the most recent NPD Techworld(R) data.

Net income for the quarter was $23.0 million, or $0.19 per share, compared to net income of $30.1 million, or $0.43 per share, in the year-earlier period.

Net revenue for the nine-month period ended December 31, 2003, was $402.5 million versus $449.6 million in the comparable year-earlier period. Publishing net revenue was $355.0 million versus $371.7 million in the prior nine-month period, while distribution revenue was $47.5 million versus $77.9 million in the comparable year-earlier period. Net income for the nine-month period was $18.1 million, prior to a one-time non-cash dividend relating to the Company's September recapitalization and public offering. Including the $39.4 million dividend, net loss for the nine-month period was $21.3 million, or $0.24 per share, compared to net income of $30.1 million, or $0.43 per share, in the year-earlier period. Excluding the dividend, net income per share for the nine months was $0.20.

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"This was a challenging quarter for us, as some of our titles met our expectations while others fell short. Some of our holiday lineup did not achieve the same success as titles from our Dragon Ball Z franchise or new franchises such as Beyblade and Yu Yu Hakusho, but successful sales are not confined to the holiday season," said Bruno Bonnell, Chairman and CEO of Atari.

Mr. Bonnell continued, "In the coming months, we have a release slate that we believe possesses the high-quality entertainment consumers demand. Unreal 2: The Awakening and Unreal Tournament 2004, coming this month and in March respectively, are the two latest installments in a franchise that has sold more than 4.5 million units to date. Transformers, which we will release exclusively for the PS2 in May, should fulfill the wishes of every fan who has longed for a game worthy of this great brand. And, in June, we'll release DRIV3R, which has already been described as `a stellar game' and `bigger and more beautiful than ever before' by the media.

"Our primary goal will remain to develop the highest quality interactive entertainment, which we anticipate will improve profitability and drive an increase in market share," Mr. Bonnell said.

For fiscal 2004 ending March 31, 2004, Atari anticipates full-year net revenue between $460 million and $470 million. The Company expects to report net income and earnings per share of approximately breakeven, prior to a one-time non-cash dividend relating to the Company's recent recapitalization and public offering. Including the dividend, the Company's loss per share guidance is approximately ($0.40) on a GAAP basis.

ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 4:45 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S THIRD QUARTER RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-800-901-5217 (DOMESTIC) OR 1-617-786-2964 (INTERNATIONAL), ACCESS CODE 80574926, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM).

ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as Driver(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2003, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
5257), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target or Toys "R" Us; fluctuations in the Company's

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                                      -3-

quarterly net revenues and results of operations based on the seasonality of our industry; delays in product development and related product release schedules; maintaining relationships with leading independent video game software developers; adapting to the rapidly changing industry technology, including new console technology; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2003, our quarterly reports on Form 10-Q, and our Registration Statement on Form S-2 (as filed with the SEC on September 18, 2003, Registration No. 333-107819).

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

                                      # # #
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                                      -4-

                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                                                   ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                                                 -----------------------       -------------------------
                                                                   2002          2003             2002           2003
                                                                 --------      ---------       ---------       ---------
                                                               (UNAUDITED)    (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Net revenues                                                     $210,594      $ 190,607       $ 449,564       $ 402,540
Cost of goods sold                                                104,142         93,916         218,062         202,712
                                                                 --------      ---------       ---------       ---------
Gross profit                                                      106,452         96,691         231,502         199,828
Selling and distribution expenses                                  39,758         37,339          81,122          71,270

General and administrative expenses                                14,190          7,924          30,904          25,157

In-process research and development                                    --             --           7,400              --
Research and development                                           16,976         26,928          60,461          72,734

Gain on sale of development project to a related party                 --         (3,744)             --          (3,744)

Depreciation and amortization                                       1,856          2,811           5,850           6,757
                                                                 --------      ---------       ---------       ---------
     Operating income                                              33,672         25,433          45,765          27,654

Interest expense, net                                               3,356            453          10,678           7,215

Other income (expense)                                                220         (1,880)         (2,844)         (2,297)
                                                                 --------      ---------       ---------       ---------
      Income before provision for income taxes                     30,536         23,100          32,243          18,142

 Provision for income taxes                                           482             81           2,167              63
                                                                 --------      ---------       ---------       ---------
NET INCOME                                                       $ 30,054      $  23,019       $  30,076       $  18,079


Dividend to parent                                                     --             --              --         (39,351)
                                                                 --------      ---------       ---------       ---------

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS            $ 30,054      $  23,019       $  30,076       $ (21,272)
                                                                 ========      =========       =========       =========

Basic net income (loss) attributable to common stockholders
per share                                                        $   0.43      $    0.19       $    0.43       $   (0.24)
                                                                 ========      =========       =========       =========

Diluted net income (loss) attributable to common
stockholders per share                                           $   0.39      $    0.19       $    0.43       $   (0.24)
                                                                 ========      =========       =========       =========

Basic weighted average shares outstanding                          69,891        121,170          69,847          88,981
                                                                 ========      =========       =========       =========

Diluted weighted average shares outstanding                        80,103        121,325          80,078          89,144
                                                                 ========      =========       =========       =========

                          ATARI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                MARCH 31,       DECEMBER 31,
                                                                                  2003            2003
                                                                                ---------       ---------
ASSETS
Current assets:
   Cash                                                                         $     815       $   9,040
   Receivables, net                                                                47,053         100,377
   Inventories, net                                                                37,827          42,875
   Income taxes receivable                                                            395             424
   Due from related parties                                                         2,656          10,999
   Prepaid expenses and other current assets                                       16,958          13,107
                                                                                ---------       ---------
     Total current assets                                                         105,704         176,822
Advances to related parties                                                        32,184              --
Property and equipment, net                                                        14,727          13,507
Goodwill, net of accumulated amortization of $26,116 in both periods               70,224          70,224
Other intangible assets, net of accumulated amortization of  $619 and
        $1,125, at March 31, 2003 and December 31, 2003, respectively               2,081           1,575
Other assets                                                                        7,162           8,125
                                                                                ---------       ---------
     Total assets                                                               $ 232,082       $ 270,253
                                                                                =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:

   Accounts payable                                                             $  39,587       $  62,604
   Accrued liabilities                                                             31,872          35,058
   Revolving credit facility                                                       10,651           6,880
   Current portion of related party medium-term loan                               40,000              --
   Related party credit facility                                                   44,800              --
   Royalties payable                                                               13,653          19,568
   Income taxes payable                                                             1,965           1,309
   Short-term deferred income                                                       2,077           2,077
   Due to related parties                                                          12,747           9,072
                                                                                ---------       ---------
     Total current liabilities                                                    197,352         136,568
Related party debt                                                                124,610              --
Deferred income                                                                     4,131             574
Other long-term liabilities                                                         2,907             936
                                                                                ---------       ---------
     Total liabilities                                                            329,000         138,078
                                                                                ---------       ---------

Commitments and contingencies

Stockholders' equity (deficiency):
   Preferred stock, $0.01 par value, 5,000 shares authorized, none issued
      or outstanding                                                                   --              --
   Common stock, $0.01 par value, 300,000 shares authorized, 69,920 and
      121,215 shares issued and outstanding at March 31, 2003 and
      December 31, 2003, respectively                                                 699           1,212
   Additional paid-in capital                                                     486,053         735,912
   Accumulated deficit                                                           (586,851)       (608,123)
   Accumulated other comprehensive income                                           3,181           3,174
                                                                                ---------       ---------
        Total stockholders' (deficiency) equity                                   (96,918)        132,175
                                                                                ---------       ---------
        Total liabilities and stockholders' (deficiency) equity                 $ 232,082       $ 270,253
                                                                                =========       =========

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                                      -6-

                               SUPPLEMENTAL TABLE

                             Three Months Ended        Nine Months Ended
                                December 31,              December 31,
                             -----------------         -------------------
                             2002         2003         2002           2003
                             ----         ----         ----           ----
PLATFORM REVENUE MIX
     PC                       49%          34%          47%            36%
     Playstation2             24%          37%          27%            32%
     Playstation               2%           1%           3%             2%
     Xbox                     10%           8%           9%            12%
     Game Boy                  7%          15%          10%            11%
     Game Cube                 8%           5%           4%             7%